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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Atlantis Plastics, Inc. Deferred Compensation Plan to our report dated February 4, 2000, with respect to the consolidated financial statements and schedule of Atlantis Plastics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Atlanta, Georgia
March 31, 2000